Exhibit 21.1

SUBSIDIARIES OF JELD-WEN HOLDING, INC.*

Legal Name	Jurisdiction of Incorporation or Organization
Pelican Insurance, Ltd.	Bermuda
J&W Risk Services, Inc.	Oregon
JELD-WEN, Inc.	Delaware
Harbor Isles, LLC	Oregon
Creative Media Development, Inc.	Oregon
Milliken Millwork, Inc.	Michigan
Milliken Enterprises - Michigan LLC	Michigan
Milliken Enterprises - Ohio LLC	Michigan
Milliken Enterprises – Pennsylvania LLC	Michigan
American Building Supply, Inc.	California
J B L Hawaii, Limited	Hawaii
JELD-WEN Door Replacement Systems, Inc.	Oregon
West One Automotive Group, Inc. (1)	Oregon
JW NCP, LLC	Oregon
JW NC Everett, LLC	Washington
Karona, Inc.	Michigan
JW International Holdings, Inc.	Nevada
Builders Paradise – Caymans	Grand Cayman
Builders Paradise (St. Kitts) Ltd.	St. Kitts
JELD-WEN of Canada, Ltd.	Canada
JELD-WEN de Mexico, S.A. de C.V.	Mexico
JW Real Estate, Inc.	Nevada
JELD-WEN Chile S.A.	Chile
JW Global Holdings, Ltd.	British Virgin Islands
JELD-WEN European Holdings, LLC	Delaware
JELD-WEN ApS	Denmark
JELD-WEN Europe Ltd. (f/k/a RJAC, Ltd.)	United Kingdom
JELD-WEN Danmark A/S	Denmark
JELD-WEN Deutschland Holding GmbH	Germany
JELD-WEN Deutschland GmbH & Co. KG	Germany
BOS GmbH	Germany
BBE Domoferm GmbH	Germany
JELD-WEN Magyarország Kft.	Hungary
JELD-WEN Österreich GmbH	Austria
JELD-WEN Türen GmbH	Austria
JELD-WEN Schweiz AG	Switzerland
ZARGAG Zargen + Türen AG	Switzerland
JELD-WEN Eesti AS	Estonia
JELD-WEN Sverige AB	Sweden
JELD-WEN Norge AS	Norway
Dooria AS	Norway

Legal Name	Jurisdiction of Incorporation or Organization
Dooria Norge AS	Norway
Dooria AB	Sweden
Dooria Gagnef AB	Sweden
Dooria Kungsäter AB	Sweden
Vännäs Dörr AB	Sweden
JELD-WEN of Latvia, SIA	Latvia
JELD-WEN Suomi Oy	Finland
Mattiovi Oy	Finland
OOO JELD-WEN Russia LLC	Russia
JELD-WEN France, S.A.S.	France
JELD-WEN UK, Ltd.	United Kingdom
JELD-WEN Hong Kong Limited	Hong Kong
Domoferm Service, GmbH	Austria
Domoferm GmbH & Co. KG	Austria
HSE Spol s.r.o.	Czech Republic
Domoferm Export, GmbH	Austria
Domoferm Tschechia s.r.o.	Czech Republic
Domoferm Polska Sp. z.o.o.	Poland
Domoferm Hungaria Kft.	Hungary
Domoferm d.o.o.	Croatia
Drumetall Sp. z.o.o.	Poland
OOO Domoferm	Russia
Staalkozijn Nederland B.V.	Netherlands
Drumetall GmbH	Austria
JELD-WEN Australia Pty, Ltd.	Australia
Corinthian Industries (Holdings) Pty. Ltd.	Australia
Corinthian Industries (Australia) Pty. Ltd.	Australia
Baltic Doors Pty. Ltd.	Australia
JELD-WEN New Zealand Ltd.	New Zealand
Stegbar Pty. Ltd.	Australia
JELD-WEN Management Services Pty. Ltd.	Australia
Regency (Showerscreens & Wardrobes) Pty. Ltd.	Australia
Airlite Windows Pty. Ltd.	Australia
JELD-WEN Glass Australia Pty. Ltd.	Australia
Corinthian Industries (Asia) SDN BHD	Malaysia
Aneeta Window Systems (Vic) Pty Ltd	Australia
Aneeta Window Systems (Australasia) Pty Ltd	Australia
Aneeta Window Systems (Sales) Pty Ltd	Australia
Aneeta Window Systems (NSW) Pty Ltd	Australia
Aneeta Window Systems (WA) Pty Ltd	Australia
Aneeta Window Systems (QLD) Pty Ltd	Australia
Aneeta Window Systems (NZ) Pty Ltd	New Zealand
Trend Windows & Doors Pty Ltd	Australia
Trend Glass Pty Ltd	Australia
Fenestra Hardware Specialists Pty Ltd	Australia

Legal Name	Jurisdiction of Incorporation or Organization
ArcPac Building Products Limited	Australia
Breezway Bidco Pty Ltd	Australia
Breezway Australia (Holdings) Pty Ltd	Australia
Breezway Australia Pty Ltd	Australia
Breezway Malaysia SND BHD	Malaysia
Breezway North America Inc.	California
Kolder Pty Ltd	Australia
Kolder Installations Pty Ltd	Australia
Wollongong Glass Pty Ltd	Australia
A&L Windows Pty Ltd	Australia
A&L Windows (QLD) Pty Ltd	Australia
A&L Services, Pty Ltd	Australia

(1) Owned 50% by JELD-WEN, Inc.

* Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of JELD-WEN Holding, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the Company’s most recently completed fiscal year.